SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 6, 2006

Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393

(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005

(Address of Principal Executive Offices)	(Zip Code)

212-344-1600

Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 3.02- Unregistered Sale of Equity Securities

On February 10, 2006, Hotel Outsource Management International, Inc., (“HOMI”) completed an offering of 6,000,000 shares of its common stock. Pursuant to the terms of this offering, for each 5.028 shares held as of the record date, existing shareholders of HOMI were able to purchase one new share of HOMI common stock at $0.25 per share. Shareholders subscribed for the full amount of shares providing HOMI with gross offering proceeds of $1,500,000.

HOMI relied on Section 4(2) of the Securities Act of 1933 in this offering.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

March 6, 2006	Hotel Outsource Management International, Inc.
By	/s/ Jacob Ronnel
Name:	Jacob Ronnel
Title:	President and Chief Executive Office